UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2005

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

This Form 8-K/A amends the Current Report on Form 8-K dated March 9, 2005 and filed on March 16, 2005 ("Form 8-K") by amending the section of the Form 8-K entitled "Item 1.01. Entry into a Material Definitive Agreement – Director Compensation." This section inadvertently omitted the paragraph included below, which paragraph shall be the last paragraph of such section.

Director Compensation

In addition, on March 10, 2005, the Board of Directors of Group 1 approved the grant of $15,000 of restricted stock or phantom stock units to each non-employee director of Group 1 in payment of the equity portion of the annual retainer for the remainder of 2004. Based on the closing price of Group 1 common stock on November 17, 2004, each non-employee director is entitled to receive 513 shares of restricted stock or phantom stock units in payment of the equity portion of the annual retainer for the remainder of 2004.

Item 9.01. Financial Statements and Exhibits.

*10.1 Fifth Amendment to Group 1 Automotive, Inc. 1996 Stock Incentive Plan
*10.2 Form of Restricted Stock Agreement for Employees
*10.3 Form of Phantom Stock Agreement for Employees
*10.4 Form of Restricted Stock Agreement for Non-Employee Directors
*10.5 Form of Phantom Stock Agreement for Non-Employee Director
------------------
* Previously filed.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

April 6, 2005	By:	Robert T. Ray

Name: Robert T. Ray
Title: Senior Vice President, Chief Financial Officer & Treasurer